Exhibit 99.1

Conversion Labs Appoints Former White House Physician and U.S. Navy Rear Admiral, Dr. Connie Mariano, to Board of Directors

NEW YORK, Oct. 21, 2020 (GLOBE NEWSWIRE) — Conversion Labs, Inc. (OTCQB: CVLB), a direct-to-consumer telemedicine and wellness company, has appointed healthcare veteran, Dr. Connie Mariano, to its board of directors. Following her appointment, the board will have eight members, with five serving independently.

Board certified in internal medicine, Dr. Mariano brings 30 years of executive leadership in healthcare to Conversion Labs. She will advise company management on health care services and product development related to the company’s telemedicine brands, including Rex MD™, Shapiro MD™, SOS Rx™, Veritas MD™ and others under development.

Dr. Mariano has been a pioneer in breaking down barriers and shattering glass ceilings, including becoming the first Filipino American promoted to the rank of U.S. Navy Rear Admiral and the first military woman to be appointed White House Physician. She later became director of the White House Medical Unit and served for nine years at the White House as physician to three sitting presidents.

“A phenomenal healthcare leader, Dr. Mariano brings to our board extensive knowledge and experience in providing the best in quality health care,” noted Justin Schreiber, chairman and CEO of Conversion Labs. “Her background in internal medicine and concierge care represents a valuable addition to our board. We look forward to her insights and guidance as we continue to enhance and expand our telehealth platform.”

After leaving the White House, Dr. Mariano became a consultant in the executive health program at the Mayo Clinic in Scottsdale, Arizona, where she provided holistic health evaluations for senior executives. She later founded the Center for Executive Medicine, a concierge medical practice that provides ‘presidential-quality’ care to CEOs and their families.

She earned her bachelor’s degree with honors from Revelle College at the University of California, San Diego. She received her medical degree from the Uniformed Services University School of Medicine in Bethesda, Maryland, where she was commissioned as a U.S. Navy lieutenant upon graduation.

“Conversion Labs has earned a strong reputation of delivering quality, cutting-edge telehealth products and services, which is evident in its strong customer growth over the past year,” commented Dr. Mariano. “There is a growing need for telemedicine services in today’s post-COVID world, and I believe Conversion Labs is uniquely positioned to address this need. I look forward to contributing my knowledge and experience to support Conversion Labs’ growth in this very important field.”

Conversion Labs has seen an acceleration in its operational and financial performance since the beginning of the year. The company recently reported its annualized revenue run rate hit $46.8 million versus $12.5 million for all of 2019 — a more than three-fold increase.

About Conversion Labs

Conversion Labs, Inc. is a telemedicine company with a portfolio of online direct-to-consumer brands. The company’s brands combine virtual medical treatment with prescription medications and unique over-the-counter products. Its network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, visit Conversionlabs.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects — both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Conversion Labs, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

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